EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	Investor Relations contact:
Christian Janzen
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports Fourth Quarter and Fiscal Year 2011 Results

San Francisco, Calif., April 25, 2012 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the fourth fiscal quarter and the fiscal year ended January 28, 2012 (“fiscal 2011”).

The results for the fourth fiscal quarter and the fiscal year ended January 29, 2011 (“fiscal 2010”) presented herein reflect the Company’s performance for the “combined period” consisting of the period (the “predecessor period”) prior to the November 2010 acquisition of the Company by Giraffe Holding, Inc., an entity controlled by investment funds sponsored by Bain Capital Partners, LLC (the “Acquisition”), as well as the period after completion of the Acquisition (the “successor period”). The addition of the predecessor and successor period amounts is not consistent with accounting principles generally accepted in the United States (“GAAP”) and may yield results that are not strictly comparable on a period-to-period basis due to the changes of accounting basis during these periods. For purposes of comparing results of operations, however, the Company believes that it is the most meaningful way to present the results of operations for fiscal 2010 and the fourth quarter of fiscal 2010.

Fourth Fiscal Quarter Ended January 28, 2012

For the fourth quarter of fiscal 2011, net sales were $355.8 million, an increase of 11.9% compared to $318.0 million in net sales for the fourth fiscal quarter of the prior year. Comparable store sales for the quarter increased 6% versus the fourth quarter of the prior year.

Gross profit for the fourth quarter of fiscal 2011 was $126.2 million, or 35.5% of net sales, compared to $92.4 million, or 29.1% of net sales, for the fourth quarter of fiscal 2010. Results for the fourth quarter of 2010 included $45.5 million of additional product costs resulting from purchase accounting adjustments to inventory balances effective upon closing of the Acquisition. Excluding the impact of the purchase accounting adjustments, gross profit for the fourth quarter of fiscal 2010 was $137.9 million, or 43.4% of net sales (see Exhibit D).

SG&A expense for the fourth quarter of fiscal 2011 was $107.2 million, or 30.1% of net sales, compared to $144.7 million, or 45.5% of net sales, in the fourth quarter of the prior year. Results for the fourth quarter of fiscal 2011 and fiscal 2010 include $6.3 million and $58.7 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments and Acquisition-related charges recognized during the quarters. Excluding these charges, SG&A expense for the fourth quarter of fiscal 2011 and fiscal 2010 was $101.0 million, or 28.4% of net sales, and $86.0 million, or 27.0% of net sales, respectively, which represents an increase of 140 basis points over fiscal 2010 (see Exhibit D).

During the fourth quarter of fiscal 2011, the Company recorded an impairment charge of $28.3 million related to goodwill allocated to the Company’s Gymboree Outlet reporting unit. This impairment charge is a preliminary estimate and remains subject to finalization in fiscal 2012.

Net loss for the fourth quarter of fiscal 2011 was $24.9 million compared to a net loss of $47.3 million for the same period last year. The significant decrease in net loss primarily resulted from higher Acquisition-related costs incurred during the prior fiscal year and was partially offset by the goodwill impairment recorded in the fourth quarter of fiscal 2011.

Net loss attributable to The Gymboree Corporation before interest (income) expense, income tax benefit and depreciation and amortization, adjusted for other items (“Adjusted EBITDA”), for the fourth quarter of fiscal 2011 decreased 28.4% to $47.2 million compared to $65.9 million for the fourth quarter of the prior year. Adjusted EBITDA is not a performance measure under GAAP. See “Non-GAAP Financial Measures” below. A reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA presented herein is included in Exhibit A of this press release.

Fiscal Year Ended January 28, 2012

Net sales for fiscal 2011 were $1.2 billion, a 10.6% increase from the prior fiscal year. Comparable store sales for fiscal 2011 were up 4% compared to the prior year.

Gross profit for fiscal year 2011 was $459.9 million, or 38.7% of net sales, compared to $458.3 million, or 42.7% of net sales, for fiscal 2010. Excluding purchase accounting adjustments of $10.7 million and $45.5 million in fiscal 2011 and fiscal 2010, respectively, gross profit was $470.7 million, or 39.6% of net sales, and $503.8 million, or 46.9% of net sales, for fiscal 2011 and fiscal 2010, respectively (see Exhibit D).

Adjusted EBITDA for fiscal 2011 decreased 18.7% to $192.6 million, compared to $237.0 million for the prior year (see “Non-GAAP Financial Measures” included in Exhibit A of this press release).

Balance Sheet Highlights

As part of the Acquisition, the Company issued a total of $1.2 billion in debt, consisting of an $820 million term loan and $400 million in high-yield bonds maturing in 8 years. An asset-backed loan (“ABL”) in the amount of $225 million was also established to support working capital needs. There were no borrowings outstanding under the ABL as of year end and approximately $127.8 million of undrawn availability. Effective March 2012, the ABL facility was refinanced to take advantage of favorable rates and to extend the maturity date.

Cash at the end of fiscal 2011 increased to $77.9 million from $32.1 million at the end of fiscal 2010.

Capital expenditures for fiscal 2011 were $36.6 million.

Inventory balances at the end of fiscal 2011 were $210.2 million compared to $184.3 million at the end of fiscal 2010. The fiscal 2010 inventory balance included a $10.7 million write-up for purchase accounting adjustments.

Fiscal 2012 Business Outlook

Sales Expectations

The Company anticipates comparable store sales growth to be flat to up in the low single digits for the first quarter and for the full year fiscal 2012.

Adjusted EBITDA

The Company expects Adjusted EBITDA for the first quarter of fiscal 2012 to be in the range of $47 million to $51 million. Overall, the Company expects Adjusted EBITDA in fiscal 2012 to increase modestly over fiscal 2011. The Company anticipates generating sufficient cash flow to service its debt and fund its growth in fiscal 2012.

New Stores

During fiscal 2012, the Company plans to open 105 new stores, including 80 Crazy 8 stores.

Capital Expenditures

During fiscal 2012, the Company anticipates spending $45 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including goodwill impairment, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. See Exhibit A for a reconciliation of Adjusted EBITDA to net income.

Management Presentation

The live broadcast of the discussion of fourth quarter and fiscal 2011 financial results and fiscal 2012 business outlook will be available to interested parties at 1:00 p.m. PT (4:00 p.m. ET) on Wednesday, April 25, 2012. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Company Information” at the bottom of the page, go to “Investor and Media Relations” and then “Conference Calls & Webcasts.” A replay of the call will be available two hours after the broadcast through midnight PT, Wednesday, May 9, 2012, at 855-859-2056, passcode 71019106.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of March 31, 2012, the Company operated a total of 1,155 retail stores: 633 Gymboree® stores (588 in the United States, 41 in Canada, 1 in Puerto Rico and 3 in Australia), 153 Gymboree Outlet stores, 126 Janie and Jack® shops and 243 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 711 franchised and Company-operated Gymboree Play & Music® centers in the United States and 39 other countries.

Forward-Looking Statements

The foregoing financial information for the fourth fiscal quarter and the fiscal year ended January 28, 2012 is unaudited and subject to quarter-end and year-end adjustments.   The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated future financial performance, such as those relating to its comparable store sales growth, Adjusted EBITDA, cash flows and new store openings in fiscal 2012. Actual results could vary materially as a result of a number of factors, including the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends and consumer preferences and customer reactions to new merchandise, service levels and new concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in Part II, “Item 1A, Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011, filed with the Securities and Exchange Commission on June 29, 2011. The forward-looking statements contained in this press release reflect the Company's expectations as of the date hereof, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by the Company that its plans or objectives will be achieved. The Company undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

		(Non-GAAP)
	Successor	Combined	Successor	Predecessor
	Year Ended	Year Ended	November 23, 2010 to	January 31, 2010 to
	January 28, 2012	January 29, 2011	January 29, 2011	November 22, 2010
	($ in thousands)
Net sales:
Retail	$1,164,171	$1,059,150	$244,287	$814,863
Gymboree Play & Music	13,885	13,661	2,814	10,847
Retail Franchise	10,232	1,372	447	925
Other	-	248	-	248
Total net sales	1,188,288	1,074,431	247,548	826,883
Cost of goods sold, including buying and occupancy expenses	(728,346)	(616,158)	(184,483)	(431,675)
Gross profit	459,942	458,273	63,065	395,208
Selling, general and administrative expenses	(380,141)	(386,204)	(78,843)	(307,361)
Goodwill impairment	(28,300)	-	-	-
Operating income (loss)	51,501	72,069	(15,778)	87,847
Interest income	168	331	36	295
Interest expense	(89,807)	(17,635)	(17,387)	(248)
Loss on extinguishment of debt	(19,563)	-	-	-
Other (expense) income, net	(109)	172	53	119
(Loss) income before income taxes	(57,810)	54,937	(33,076)	88,013
Income tax benefit (expense)	6,626	(26,417)	10,032	(36,449)
Net (loss) income	(51,184)	28,520	(23,044)	51,564
Net loss attributable to noncontrolling interest	5,839	-	-	-
Net (loss) income attributable to The Gymboree Corporation	$(45,345)	$28,520	$(23,044)	$51,564

Net (loss) income attributable to The Gymboree Corporation	$(45,345)	$28,520	$(23,044)	$51,564
Interest expense	89,807	17,635	17,387	248
Interest income	(168)	(331)	(36)	(295)
Income tax (benefit) expense	(6,626)	26,417	(10,032)	36,449
Goodwill impairment	28,300	-	-	-
Depreciation and amortization	57,930	42,800	10,250	32,550
Non-cash share-based compensation expense	5,907	41,524	482	41,042
Loss on disposal/impairment on assets	4,339	2,030	1,150	880
Loss on extinguishment of debt	19,563	-	-	-
Gymboree Play & Music franchise transition	7,200	-	-	-
Acquisition-related adjustments	31,678	78,357	61,755	16,602
Adjusted EBITDA	$192,585	$236,952	$57,912	$179,040

		(Non-GAAP)
	Successor	Combined	Successor	Predecessor
	Quarter Ended	Quarter Ended	November 23, 2010 to	October 31, 2010 to
	January 28, 2012	January 29, 2011	January 29, 2011	November 22, 2010
	($ in thousands)
Net sales:
Retail	$348,437	$314,173	$244,287	$69,886
Gymboree Play & Music	4,416	3,310	2,814	496
Retail Franchise	2,995	524	447	77
Total net sales	355,848	318,007	247,548	70,459
Cost of goods sold, including buying and occupancy expenses	(229,643)	(225,609)	(184,483)	(41,126)
Gross profit	126,205	92,398	63,065	29,333
Selling, general and administrative expenses	(107,246)	(144,689)	(78,843)	(65,846)
Goodwill impairment	(28,300)	-	-	-
Operating loss	(9,341)	(52,291)	(15,778)	(36,513)
Interest income	53	54	36	18
Interest expense	(21,826)	(17,423)	(17,387)	(36)
Other (expense) income, net	(67)	58	53	5
Loss before income taxes	(31,181)	(69,602)	(33,076)	(36,526)
Income tax benefit	416	22,286	10,032	12,254
Net loss	(30,765)	(47,316)	(23,044)	(24,272)
Net loss attributable to noncontrolling interest	5,839	-	-	-
Net loss attributable to The Gymboree Corporation	$(24,926)	$(47,316)	$(23,044)	$(24,272)

Net loss attributable to The Gymboree Corporation	$(24,926)	$(47,316)	$(23,044)	$(24,272)
Interest expense	21,826	17,423	17,387	36
Interest income	(53)	(54)	(36)	(18)
Income tax benefit	(416)	(22,286)	(10,032)	(12,254)
Goodwill impairment	28,300	-	-	-
Depreciation and amortization	15,227	13,088	10,250	2,838
Non-cash share-based compensation expense	1,577	28,973	482	28,491
Loss on disposal/impairment on assets	838	1,198	1,150	48
Acquisition-related adjustments	4,813	74,878	61,755	13,123
Adjusted EBITDA	$47,186	$65,904	$57,912	$7,992

EXHIBIT B

THE GYMBOREE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

ASSETS	January 28,	January 29,
	2012	2011
Current Assets:
Cash and cash equivalents	$77,910	$32,124
Accounts receivable, net of allowance of $114 and $-	27,277	13,669
Merchandise inventories	210,212	184,268
Prepaid income taxes	3,736	16,116
Prepaid expenses	5,532	4,856
Deferred income taxes	36,115	6,697
Total current assets	360,782	257,730
Property and Equipment:
Land and buildings	22,428	22,397
Leasehold improvements	146,497	125,153
Furniture, fixtures, and equipment	82,606	71,286
	251,531	218,836
Less accumulated depreciation and amortization	(49,379)	(6,345)
	202,152	212,491
Goodwill	899,097	927,397
Other Intangible Assets	599,195	617,810
Deferred Financing Costs	47,915	61,983
Other Assets	4,646	15,072
Total Assets	$2,113,787	$2,092,483

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$79,027	$54,494
Accrued liabilities	94,178	81,100
Current portion of long-term debt	17,698	8,200
Total current liabilities	190,903	143,794
Long-Term Liabilities:
Long-term debt	1,192,171	1,207,791
Lease incentives and other deferred liabilities	28,681	18,352
Unrecognized tax benefits	7,898	7,779
Deferred income taxes	245,495	228,956
Total Liabilities	1,665,148	1,606,672
Commitments and Contingencies	-	-
Stockholders' Equity:
Common stock, including additional paid-in capital
($.001 par value: 1,000 shares authorized, issued and
outstanding)	519,589	508,617
Accumulated deficit	(68,389)	(23,044)
Accumulated other comprehensive (loss) income	(5,825)	238
Total Stockholders' Equity	445,375	485,811
Noncontrolling interest	3,264	-
Total equity	448,639	485,811
Total Liabilities and Stockholders' Equity	$2,113,787	$2,092,483

EXHIBIT C

THE GYMBOREE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Successor	(Non-GAAP)
	Year Ended	Combined	Successor	Predecessor
	January 28,	Year Ended	November 23, 2010 to	January 31, 2010 to
	2012	January 29, 2011	January 29, 2011	November 22, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(51,184)	$28,520	$(23,044)	$51,564
Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Write-off of deferred financing costs and original issue discount	15,860	-	-	-
Depreciation and amortization	57,930	42,800	10,250	32,550
Goodwill impairment	28,300	-	-	-
Amortization of deferred financing costs and accretion of original issue discount	6,830	1,357	1,357	-
Interest rate cap contracts - adjustment to market	51	-	-	-
(Benefit) provision for deferred income taxes	(8,946)	(7,118)	(11,246)	4,128
Share-based compensation expense	5,907	41,524	482	41,042
Loss on disposal/impairment of assets	4,339	2,030	1,150	880
Other non-cash expense	4,608	-	-	-
Excess tax benefits from exercise and vesting of share-based awards	-	(12,584)	-	(12,584)
Tax benefit from exercise of stock options and vesting of restricted
stock awards and units	-	12,254	-	12,254
Change in assets and liabilities:		-
Accounts receivable	(11,209)	(3,756)	7,035	(10,791)
Merchandise inventories	(25,646)	(6,905)	48,607	(55,512)
Prepaid income taxes	12,385	(27,657)	(345)	(27,312)
Prepaid expenses and other assets	(743)	(51)	1,295	(1,346)
Accounts payable	24,533	7,967	(11,782)	19,749
Accrued liabilities	14,515	28,139	(4,820)	32,959
Lease incentives and other deferred liabilities	14,015	5,511	2,141	3,370
Net cash provided by operating activities	91,545	112,031	21,080	90,951

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(36,565)	(47,268)	(5,054)	(42,214)
Acquisition of business, net of cash acquired	(1,352)	(1,828,308)	(1,828,308)	-
Other	(295)	(1,284)	(46)	(1,238)
Net cash used in investing activities	(38,212)	(1,876,860)	(1,833,408)	(43,452)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Term Loan	820,000	815,900	815,900	-
Payments on Term Loan	(828,200)	-	-	-
Proceeds from senior notes	-	400,000	400,000	-
Proceeds from ABL facility	60,656	30,000	30,000	-
Payments on ABL facility	(60,656)	(30,000)	(30,000)	-
Deferred financing costs	(6,665)	(63,266)	(63,266)	-
Investment by Parent	14,865	-	-	-
Dividend payment to Parent	(12,200)	-	-	-
Purchase of interest rate cap contracts	-	(12,079)	(12,079)	-
Proceeds from issuance of common stock	-	509,506	508,135	1,371
Excess tax benefits from exercise and vesting of share-based awards	-	12,584	-	12,584
Repurchases of common stock	-	(124,610)	-	(124,610)
Capital contribution to noncontrolling interest	4,477	-	-	-
Net cash (used in) provided by financing activities	(7,723)	1,538,035	1,648,690	(110,655)

Net increase (decrease) in cash and cash equivalents	45,610	(226,794)	(163,638)	(63,156)

Effect of exchange rate fluctuations on cash	176	1,246	852	394

CASH AND CASH EQUIVALENTS:
Beginning of Period	32,124	257,672	194,910	257,672
End of Period	$77,910	$32,124	$32,124	$194,910

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

			as a % of Total Net Sales
		(Non-GAAP)		(Non-GAAP)
	Successor	Combined	Successor	Combined
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
	($ in thousands)
Gross profit as reported	$126,205	$92,398	35.5%	29.1%
Purchase accounting adjustments	-	45,508	-	14.3%
Gross profit excluding purchase accounting adjustments (non-GAAP measure)	$126,205	$137,906	35.5%	43.4%

			as a % of Total Net Sales
		(Non-GAAP)		(Non-GAAP)
	Successor	Combined	Successor	Combined
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
	($ in thousands)
SG&A as reported	$(107,246)	$(144,689)	-30.1%	-45.5%
Purchase accounting adjustments	6,259	58,679	1.8%	18.5%
SG&A excluding purchase accounting adjustments (non-GAAP measure)	$(100,987)	$(86,010)	-28.4%	-27.0%

			as a % of Total Net Sales
		(Non-GAAP)		(Non-GAAP)
	Successor	Combined	Successor	Combined
	Year Ended	Year Ended	Year Ended	Year Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
	($ in thousands)
Gross profit as reported	$459,942	$458,273	38.7%	42.7%
Purchase accounting adjustments	10,731	45,508	0.9%	4.2%
Gross profit excluding purchase accounting adjustments (non-GAAP measure)	$470,673	$503,781	39.6%	46.9%